                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               October 30, 1996
                                 -------------
                                Date of Report



                                HOMECORP, INC.
    ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



             DELAWARE                   0-18284             36-3680814
   -------------------------------  ----------------  ---------------------
   (State or other jurisdication      (Commission          (IRS Employer
    of incorporaton                   File Number)         Identification
                                                              Number)



  1107 EAST STATE STREET, ROCKFORD, IL                    61104-2259
  ------------------------------------------------------------------------
  (Address of principal executive offices)                (Zip Code)



  Registrant's telephone number, including area code  (815) 987-2200
                                                      --------------

ITEM 5.  OTHER EVENT

         On October 15, 1996, the Registrant issued the attached Press
         Release.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              1.  Press Release, dated October 15, 1996.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 HOMECORP, INC.



Date:  October 30, 1996                          By:  /s/ C. Steven Sjogren
      -------------------                             ------------------------
                                                      C. Steven Sjogren
                                                      President and
                                                      Chief Executive Officer

HOMECORP, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

Rockford, Illinois, October 15, 1996 - HomeCorp, Inc. (NASDAQ:HMCI), the parent company for HomeBanc, fsb today announced earnings for the third quarter and nine months ended September 30, 1996. HomeCorp's third quarter earnings were impacted by Congressional legislation signed by President Clinton on September 30, 1996 which included a special assessment on all institutions insured under the Savings Association Insurance Fund (SAIF). HomeCorp's special assessment totaled $2,042,942 which resulted in a net after tax reduction in the quarterly earnings of $1,246,194. Excluding the special assessment, HomeCorp's third quarter earnings were $489,827 or $.41 per share, an increase of 76% from the $277,953 or $.23 per share reported for the same period last year. Including the assessment, HomeCorp, Inc. reported a loss from operations for the third quarter ended September 30, 1996, of $756,367 or $.64 per share.

Earnings for the nine month period were likewise impacted by the special assessment and resulted in net income for the nine months ended September 30, 1996 of $10,222. Results for the nine month period excluding the special assessment were $1,256,416 or $1.06 per share; up 41% from $892,003 or $.76 per share for the comparable nine month period last year.

The Board of Directors has long supported the concept of a special assessment and believes that its implementation will be positive for the Company. According to C. Steven Sjogren, the Company's President and CEO, "While the one-time charge to add reserves to the federal deposit insurance fund is a significant burden placed on our industry, we believe it will be worth it in the long run. With the reduction in premiums, as a result of the special assessment, our cost for deposit insurance will become more consistent with that of our competitors, and will allow a payback in less than four years."

The Company's earnings for the third quarter of 1996 were favorably impacted by gains in loan fees and service charges as well as income from real estate development. Loan fees and service charges during the third quarter increased 17% to $436,298 from the corresponding period last year. Income from real estate development totaled $388,409 during the quarter as the result of real estate closings. The Company's net interest income reflects the reclassification of a significant earning asset to real estate owned. Net interest income, exclusive of the reclassification showed a 4.4% increase from the same year earlier quarter.

The Company's overall origination of new loans continued at previous levels with increases in consumer lending offsetting declines in real estate loan volumes. The Bank's provision for possible loan losses during the recent quarter was $175,000. The Bank's total allowance for possible loan losses totaled nearly $1.5 million at September 30, 1996 representing 118% of non-performing loans.

Non-interest operating expenses increased mainly as a result of the one-time special FDIC assessment and the Bank's increased focus on community banking.

Real estate owned remained virtually unchanged during the quarter.

The Company had total assets of $340.0 million and deposits of $307.8 million at September 30, 1996. Stockholders' equity at September 30, 1996 was $20.4 million, representing a book value of $18.10 per share after the impact of the one-time FDIC Special Assessment.

The Bank's suit in the United States Court of Federal Claims against the United States for breach of contract with regard to the utilization of the supervisory goodwill as capital created when the Bank acquired failing institutions in the 1980's, has been stayed. HomeBanc, along with others is awaiting notice from the court of its order of priority for scheduling hearings of these claims.

HomeCorp, Inc. is the holding company for HomeBanc, fsb which operates ten offices in Rockford, Loves Park, CherryVale, Freeport, and Dixon, Illinois. HomeCorp's shares are traded on the NASDAQ/National Market System, using the symbol HMCI.


SELECTED CONSOLIDATED FINANCIAL INFORMATION


                                                                  09/30/96       12/31/95
                                                                  --------       --------
Selected Balance Sheet Data:

  Total Assets                                                  $340,448,802   $338,026,597
  Loans Receivable, Net                                          270,844,733    261,021,836
  Loans Held for Sale                                              1,593,435      4,741,405
  Mortgage-Backed Securities                                      19,679,101     24,487,509
  Investment Securities                                            5,502,862      6,504,355
  Securities Held For Sale                                        12,148,726      8,311,118
  Investment in Real Estate Dev.                                   5,197,628      4,059,899
  Deposits                                                       307,820,247    314,293,883
  Total Borrowings                                                 8,300,000              0
  Stockholders' Equity                                          $ 20,424,218   $ 20,423,500

  Book Value Per Share *                                              $18.10   $      18.13
  Book Value Per Share-Fully Diluted                                  $17.37   $      17.46
  Stockholders' Equity
   to Total Assets                                                      6.00%          6.04%

  * 1,128,579 Shares Outstanding at September 30, 1996.

                                                                           Three Months Ended           Nine Months Ended
                                                                        09/30/96        09/30/95     09/30/96       09/30/95
                                                                        --------        --------     --------       --------
Selected Operating Data:

  Total Interest Income                                              $  6,134,173      $6,350,927   $18,172,967    $18,318,971
  Total Interest Expense                                                3,751,816       3,954,695    11,105,686     11,218,555
                                                                     ------------      ----------   -----------    -----------
   Net Interest Income                                                  2,382,357       2,396,232     7,067,281      7,100,416

  Provision for Loan Losses                                               175,000          90,000       395,000        270,000
  Loan Fees and Service Charges                                           436,298         371,245     1,252,084      1,049,404
  Income (Loss) from Real Estate                                          388,409         (68,374)      374,546         26,599
  REO Operations                                                          120,062               0       350,947              0
  Other Non-Interest Operating Inc.                                        21,565          39,840       105,914        111,253
  Non-Interest Operating Expense                                        4,611,253       2,304,124     9,480,108      6,767,359



  Net Gains on Sale of Investments,
   Mortgage-Backed Securities,
   and Loans                                    180,697        101,184       729,465       183,825
                                           ------------   ------------    ----------   -----------
   Income Before Income Taxes                (1,256,865)       466,003         5,129     1,434,138

  Income Tax Expense                           (500,498)       168,050        (5,093)      542,135
                                           ------------   ------------    ----------   -----------
   Net Income                              $   (756,367)  $    277,953    $   10,222   $   892,003
                                           ============   ============    ==========   ===========

  Earnings Per Share:
   Net Income                                    $(0.64)  $       0.23         $0.01   $      0.76
                                           ============   ============    ==========   ===========


EFFECT OF SAIF ASSESSMENT
                                             Income/          Per           Income/        Per
                                             (Loss)          Share          (Loss)        Share
                                           ------------   ------------    ----------   -----------
Net income/(Loss) as reported              $   (756,367)  $      (0.64)   $   10,222   $      0.01
                                           ------------   ------------    ----------   -----------
SAIF (FDIC) Assessment                        2,042,942                    2,042,942
 Less Income Tax Effect                        (796,748)                    (796,748)
                                           ------------                   ----------
SAIF (FDIC) Assessment - Net                  1,246,194           1.05     1,246,194          1.05
                                           ------------   ------------    ----------   -----------
Results excluding effect
 of SAIF Assessment                        $    489,827   $       0.41    $1,256,416   $      1.06
                                           ============   ============    ==========   ===========